EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of Columbia Financial of Kentucky, Inc., on Form S-8 of our report dated November 10, 1998, on the consolidated statements of financial condition as of September 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended September 30, 1998, 1997, and 1996.



                                       VonLehman & Company Inc.


Ft. Mitchell, Kentucky
August 17, 1999